Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-175436) on Form S-11 of our report dated March 3, 2011 relating to the financial statements and financial statement schedule, which appears in Sabra Health Care REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, California

July 19, 2011